Exhibit 99.1

Oncternal Therapeutics Completes Reverse Merger with GTx, Inc.

— Shares of Oncternal to commence trading on Nasdaq under new ticker symbol ONCT on June 10, 2019 —

SAN DIEGO – June 10 — Oncternal Therapeutics, Inc., (Nasdaq: ONCT) a clinical-stage biotechnology company developing potential first-in-class product candidates for cancers with critical unmet medical need, today announced that the reverse merger with GTx, Inc., closed on June 7, 2019. The combined company will operate under the name Oncternal Therapeutics, Inc., and its shares will commence trading on the Nasdaq stock exchange on June 10, 2019, under the ticker symbol “ONCT.”

“We believe that the closing of the merger signifies a transformative event that will provide Oncternal with the opportunity to achieve its next level of corporate growth as we continue to advance our promising oncology drug candidates through development,” said James Breitmeyer, M.D., Ph.D., Oncternal’s President and CEO. “We recently presented updated interim data from an ongoing clinical study of our investigational monoclonal antibody, cirmtuzumab, at the American Society of Clinical Oncology (ASCO) Annual Meeting, and we look forward to achieving a number of exciting milestones in our development programs in the future.”

Pursuant to the merger, all of Oncternal’s outstanding shares of common stock and securities convertible into or exercisable for Oncternal’s common stock were converted into GTx common stock and securities convertible into or exercisable for GTx common stock. Immediately following the completion of the merger, the former stockholders of Oncternal held approximately 77.5% of the outstanding shares of common stock of the combined company. In addition to retaining an ownership interest representing approximately 22.5% of the outstanding shares of common stock of the combined company, the GTx stockholders of record as of immediately prior to the effective time of the merger received contingent value rights (CVR) entitling the holders to receive, in the aggregate, 75% of any net proceeds derived from the grant, sale or transfer of rights to GTx’s selective androgen receptor degrader (SARD) and selective androgen receptor modulator (SARM) technology during the term of the CVR and, if applicable, to receive royalties on the sale of any SARD products by the combined company during the term of the CVR.

Oncternal’s development pipeline consists of the following programs:

•

Oncternal’s lead program, cirmtuzumab, is an investigational, potential first-in-class anti-receptor tyrosine kinase-like orphan receptor 1 (ROR1) monoclonal antibody. Cirmtuzumab is currently in a Phase 1/ 2 clinical trial in combination with ibrutinib for the treatment of chronic lymphocytic leukemia (CLL) and mantle cell lymphoma (MCL). Last week, the company presented interim data from the study at the ASCO 2019 Annual Meeting. In addition, an investigator-initiated Phase 1 clinical trial of cirmtuzumab in combination with paclitaxel for women with metastatic breast cancer is being conducted at the University of California San Diego (UC San Diego) School of Medicine. The California Institute for Regenerative Medicine (CIRM) has provided funding to support the cirmtuzumab development program.

•

TK216, an investigational, potential first-in-class small molecule designed to inhibit the biological activity of E26 transformation-specific (ETS) oncoproteins, is being evaluated alone and in combination with vincristine in a Phase 1 clinical trial in patients with relapsed or refractory Ewing sarcoma, a rare pediatric cancer. Oncternal is also planning a Phase 1 clinical trial in patients with relapsed acute myeloid leukemia (AML).

•	A ROR-1 targeted chimeric antigen receptor T-cell (CAR-T) program is in preclinical development in collaboration with UC San Diego for hematologic cancers and solid tumors.

About Oncternal Therapeutics

Oncternal Therapeutics is a clinical-stage biopharmaceutical company focused on developing a diverse pipeline of product candidates for the treatment of cancers with critical unmet medical need. Oncternal focuses drug development on promising yet untapped biological pathways implicated in cancer progression. The pipeline includes cirmtuzumab, a monoclonal antibody designed to inhibit the ROR1 receptor that is being evaluated in a Phase 1/2 clinical trial in combination with ibrutinib for the treatment of CLL and MCL, and TK-216, a small-molecule compound that is designed to inhibit ETS-family oncoproteins, which is being evaluated in a Phase 1 clinical trial alone and in combination with vincristine as a treatment for Ewing sarcoma, a rare pediatric cancer. In addition, Oncternal has a CAR-T product candidate that targets ROR1, which is currently in preclinical development as a potential treatment for hematologic cancers and solid tumors. More information is available at www.oncternal.com.

Forward-Looking Information

Oncternal cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Oncternal’s beliefs, goals, intentions and expectations, and include statements regarding its belief that the transaction between GTx and Oncternal will provide the combined company with the opportunity to achieve its next level of corporate growth; the ability of the combined company to continue to advance its product candidates through the development process and achieve potential clinical development milestones in the future; the potential for any payments to former GTx, Inc. securityholders under the CVR; the potential for cirmtuzumab or TK216 drug candidates to be first-in-class, if approved; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Oncternal’s ability to obtain sufficient additional capital to continue to advance the company’s product candidates and preclinical programs; unexpected costs, charges or expenses that may result from the transaction; risks associated with potential changes to business relationships that may result from the announcement or completion of the transaction; uncertainties associated with the clinical development and regulatory approval of Oncternal’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks associated with the possible failure to realize certain anticipated benefits of the transaction, including with respect to future financial and operating results. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Oncternal undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Oncternal Contacts:

Investors

Richard Vincent

858-434-1113

rvincent@oncternal.com

Media

Jason Spark

619-849-6005

jason@canalecomm.com